AFBA 5STAR FUND, INC.
                            SHAREHOLDER SERVICE PLAN

       This Shareholder Service Plan (this "Plan") has been adopted pursuant to Rule 12b-1 under the Investment Company Act of 1940, as amended (the "Act"), by AFBA 5Star Fund, Inc. (the "Fund") with respect to Class A, Class B, Class C and Class R shares of each of the portfolios of the Fund listed on Schedule A attached hereto (each a "Portfolio" and together the "Portfolios"). This Plan has been approved by a majority of the Fund's Board of Directors (the "Board"), including a majority of the Directors who are not interested persons of the Fund (as defined in the Act) and who have no direct or indirect financial interest in the operation of this Plan and any agreement related to it (the "non-interested Directors"), by votes cast in person at a meeting called for the purpose of voting on this Plan.

       In reviewing this Plan, the Fund's Board of Directors considered the proposed schedule and nature of payments under this Plan. The Board of Directors concluded that the proposed compensation to the service providers under this Plan for shareholder servicing activities undertaken on behalf of the Class A, Class B, Class C or Class R shares of the Portfolios is fair and not excessive. Accordingly, the Board of Directors determined that this Plan should provide for such compensation and that adoption of this Plan would be prudent and in the best interests of each Portfolio and its Class A, B, C and R shareholders. Such approval included a determination that in the exercise of reasonable business judgment of the Board of Directors and in light of the fiduciary duties of the Board, there is a reasonable likelihood that the Plan will benefit the Fund, each Portfolio and its shareholders.

  SECTION 1. SERVICE AGREEMENTS; PAYMENTS

       (a) The Fund, on behalf of each Portfolio, or its authorized agents (manager or distributor) is authorized to enter into shareholder service agreements (the "Agreements"), substantially in the form attached hereto as Exhibit A (which has been approved by the Board), with financial institutions and other persons who provide services for and maintain shareholder accounts (the "Service Providers") as set forth in this Plan.

       (b) Pursuant to the Agreements, as compensation for the services described in Section 3 below, the Fund shall pay the Service Provider a fee, as detailed under Section 2 below, from the Class A, Class B, Class C and Class R Shares of the Portfolio represented by the shareholder accounts for which the Service Provider maintains a service relationship. Provided, however, that no Portfolio shall directly or indirectly pay any amounts, whether payments of fees pursuant to the Agreements or otherwise, that exceed any applicable limits imposed by law or the National Association of Securities Dealers, Inc.

       (c) The Fund or its agents shall use their best efforts to ensure that each Agreement shall contain a representation by the Service Provider that any compensation payable to the Service Provider in connection with an investment in the Class A, Class B, Class C and Class R Shares of a Portfolio of the assets of its customers (i) will be disclosed by the Service Provider to its customers, (ii) will be authorized by its customers, and (iii) will not result in an excessive fee to the Service Provider.

  SECTION 2. SHAREHOLDER SERVICE FEE.

       Pursuant to this Plan, the Fund shall daily accrue and monthly pay each Service Provider a shareholder service fee not to exceed the amount, as listed in Schedule A, per annum of the average daily net assets of the Class A, Class B, Class C and Class R Shares of the Portfolio with which the Service Provider maintains a service relationship.

  SECTION 3. SERVICE ACTIVITIES.

       Service activities include (a) establishing and maintaining accounts and records relating to clients of a Service Provider; (b) answering shareholder inquiries regarding the manner in which purchases, exchanges and redemptions of Class A, Class B, Class C and Class R Shares of a Portfolio may be affected and other matters pertaining to such class of share's services; (c) providing necessary personnel and facilities to establish and maintain shareholder accounts and records; (d) assisting shareholders in arranging for processing of purchase, exchange and redemption transactions; (e) arranging for the wiring of funds; (f) guaranteeing shareholder signatures in connection with redemption orders and transfers and changes in shareholder-designated accounts; (g) integrating periodic statements with other shareholder transactions; and (h) providing such other related services as the shareholder may request.

  SECTION 4. REPORTING REQUIREMENTS

       The persons authorized to make payments on behalf of the Fund pursuant to this Plan shall collect and monitor the documentation of payments made to Service Providers pursuant to Sections 1 and 2 of this Plan and the expenses incurred and/or services provided by such service Providers pursuant to
  Section 3 of this Plan. On a quarterly basis, such persons shall furnish to the Fund's Board of Directors for their review a written report of such payments, expenses and services for the previous fiscal quarter, and they shall furnish the Board of Directors with such other information as the Board may reasonably request in connection with the payments made under this Plan in order to enable the Board to make an informed determination of whether this Plan should be continued.

  SECTION 5. EFFECTIVENESS, TERMINATION AND AMENDMENT

       (a) This Plan shall continue in effect for any Portfolio for a period of more than one year only so long as such continuance is specifically approved at least annually by a majority of the Fund's Board of Directors, including a majority of the non-interested Directors, by votes cast in person at a meeting called for the purpose of voting on this Plan.

       (b) This Plan and each agreement entered into pursuant to this Plan may be terminated as to any Portfolio at any time, without penalty, by vote of a majority of the outstanding shares of the Portfolio, or by vote of a majority of the Fund's non-interested Directors, on not more than sixty (60) days' written notice.

       (c) This Plan and each agreement entered into pursuant to this Plan may not be amended to increase materially the amount to be spent by the Fund pursuant to paragraphs 1 and 2 of this Plan without approval by a majority of the outstanding shares of the Portfolio.

       (d) All material amendments to this Plan or to any agreement entered into pursuant to this Plan shall be approved by a majority of the Fund's Board of Directors, including a majority of the non-interested Directors, by votes cast in person at a meeting called for the purpose of voting on any such amendment

  SECTION 6. LIMITATION OF SHAREHOLDER AND DIRECTOR LIABILITY.

       The Directors of the Fund and the shareholders of each Portfolio shall not be liable for any obligations of the Fund or of the Portfolio under this Plan, and each Service Provider shall agree that, in asserting any rights or claims under this Plan, it shall look only to the assets and property of the Portfolio to which such Service Provider's rights or claims relate in settlement of such rights or claims, and not to the Directors of the Fund or the shareholders of the Portfolios.

  SECTION 7. MISCELLANEOUS

    (a) So long as this Plan is in effect, the selection and nomination of the Fund's non-interested Directors shall be committed to the discretion of such non-interested Directors;

    (b) So long as this Plan is in effect, a majority of the Fund's Board of Directors shall be non-interested;

    (c) So long as this Plan is in effect, any person who acts as legal counsel for the non-interested Directors of the Fund shall be "independent legal counsel," as such term is defined in Rule 0-1(a)(6)(ii) of the Investment Company Act of 1940; and

    (d) This Plan became effective on March 26, 2001 and amended on October 28, 2003.

                                   SCHEDULE A
                                                                 FEE AS A %
                                                      OF AVERAGE DAILY NET ASSET
  NAME OF PORTFOLIO AND CLASS OF SHARES                            VALUE

  AFBA 5Star Balanced Fund Class A                                 0.25%
  AFBA 5Star Large Cap Fund Class A                                0.25%
  AFBA 5Star High Yield Fund Class A                               0.25%

  AFBA 5Star Science & Technology Fund Class A                     0.25%
  AFBA 5Star Small Cap Fund Class A                                0.25%
  AFBA 5Star USA Global Fund Class A                               0.25%
  AFBA 5Star Mid Cap Fund Class A                                  0.25%
  AFBA 5Star Balanced Fund Class B                                 0.25%
  AFBA 5Star Large Cap Fund Class B                                0.25%
  AFBA 5Star High Yield Fund Class B                               0.25%
  AFBA 5Star Science & Technology Fund Class B                     0.25%
  AFBA 5Star Small Cap Fund Class B                                0.25%
  AFBA 5Star USA Global Fund Class B                               0.25%
  AFBA 5Star Mid Cap Fund Class B                                  0.25%
  AFBA 5Star Balanced Fund Class C                                 0.25%
  AFBA 5Star Large Cap Fund Class C                                0.25%
  AFBA 5Star High Yield Fund Class C                               0.25%
  AFBA 5Star Science & Technology Fund Class C                     0.25%
  AFBA 5Star Small Cap Fund Class C                                0.25%
  AFBA 5Star USA Global Fund Class C                               0.25%
  AFBA 5Star Mid Cap Fund Class C                                  0.25%
  AFBA 5Star Balanced Fund Class R                                 0.15%
  AFBA 5Star Large Cap Fund Class R                                0.15%
  AFBA 5Star High Yield Fund Class R                               0.15%
  AFBA 5Star Science & Technology Fund Class R                     0.15%
  AFBA 5Star Small Cap Fund Class R                                0.15%
  AFBA 5Star USA Global Fund Class R                               0.15%
  AFBA 5Star Mid Cap Fund Class R                                  0.15%

As amended on: October 28, 2003

                                   EXHIBIT A

                                    FORM OF
                         SHAREHOLDER SERVICE AGREEMENT
                                    BETWEEN
                             AFBA 5STAR FUND, INC.
                                      AND

                                   ----------

       THIS AGREEMENT is made as of the ____ day of ______, ____ by and between AFBA 5Star Fund, Inc., a Maryland corporation which may issue one or more series and classes of shares of common stock (the "Fund"), on behalf of each class of shares of each series to which this Agreement pertains (the "Portfolios"), and _____________, a __________ company (the "Company").

                              W I T N E S S E T H :

       WHEREAS, the Fund is registered as an open-end management investment company under the Investment Company Act of 1940, as amended (the "1940 Act");

       WHEREAS, the Fund wishes, on behalf of the Portfolios, to retain the Company to provide certain shareholder services and administrative services to shareholders of the Portfolios, and the Company is willing to furnish such services;

       NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained and other good and valuable consideration, the receipt whereof is hereby acknowledged, it is agreed between the parties hereto as follows:

       i. The Company shall provide shareholder and administrative services for certain shareholders of the Portfolios. Such services may include, without limitation, some or all of the following: answering inquiries regarding the Portfolios; assistance in changing dividend options, account designations and addresses; assistance in processing purchase and redemption transactions; and such other information and services as the Fund, on behalf of the Portfolios, reasonably may request, to the extent permitted by applicable statute, rule or regulation.

       ii. The Company shall provide such facilities and personnel as is necessary or beneficial for providing information and services to shareholders of the Portfolios, and to assist the Portfolios in servicing accounts of such shareholders.

       iii. Neither the Company nor any of its employees or agents are authorized to make any representation concerning shares of the Portfolios at any time except those contained in the Portfolios' Prospectus at such time; and the Company, in its capacity as described in this Agreement, shall have no authority to act as agent for the Portfolios.

       iv. In consideration of the services and facilities described herein, the Company shall be entitled to receive from the class of shares of the Portfolio to which it pertains an annual fee equal to the amount set forth opposite the Portfolio's name in Exhibit A hereto.

       v. The Fund reserves the right, at the Fund's discretion and without notice, to suspend the sale of its shares or withdraw the sale of its shares of the Portfolios.

       vi. This Agreement may be terminated as to any Portfolio or any class of shares of any Portfolio at any time (without payment of any penalty) by: (i) a majority of Directors of the Fund; (ii) a vote of a majority of the outstanding voting securities of a Portfolio or any class of shares of a Portfolio; or (iii) the Company. The Fund may also terminate this Agreement for cause on violation by the Company of any of the provisions of this Agreement. The Fund's failure to terminate for any cause shall not constitute a waiver of its right to terminate at a later date for any such cause.

       vii. All communications to the Funds shall be sent to the Fund c/o PFPC Inc., 400 Bellevue Parkway, Wilmington, DE 19890-0001. All communications to the Company shall be sent to __________.

       viii. This Agreement shall become effective as of the date when it is executed and dated by the Fund, on behalf of the Portfolios, below. This Agreement and all the rights and obligations of the parties hereunder shall be governed by and construed under the laws of the state of Maryland.

       IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their officers designated below on the day and year first above written.

       AFBA 5Star Fund, Inc. on behalf of each
       class of each portfolio listed in Exhibit A
       -------------------------------------------

       By:                                         By:

       -----------------------                     ----------------------
       Name:                                       Name:
       Title:                                      Title:

                                   SCHEDULE A
                                                                   FEE AS A %
  NAME OF PORTFOLIO AND CLASS OF SHARES                 OF AVERAGE DAILY NET ASSET VALUE


  AFBA 5Star Balanced Fund Class A                                   0.25%
  AFBA 5Star Large Cap Fund Class A                                  0.25%
  AFBA 5Star High Yield Fund Class A                                 0.25%
  AFBA 5Star Science & Technology Fund Class A                       0.25%
  AFBA 5Star Small Cap Fund Class A                                  0.25%
  AFBA 5Star USA Global Fund Class A                                 0.25%
  AFBA 5Star Mid Cap Fund Class A                                    0.25%

  AFBA 5Star Balanced Fund Class B                                   0.25%
  AFBA 5Star Large Cap Fund Class B                                  0.25%
  AFBA 5Star High Yield Fund Class B                                 0.25%
  AFBA 5Star Science & Technology Fund Class B                       0.25%
  AFBA 5Star Small Cap Fund Class B                                  0.25%
  AFBA 5Star USA Global Fund Class B                                 0.25%
  AFBA 5Star Mid Cap Fund Class B                                    0.25%

  AFBA 5Star Balanced Fund Class C                                   0.25%
  AFBA 5Star Large Cap Fund Class C                                  0.25%
  AFBA 5Star High Yield Fund Class C                                 0.25%
  AFBA 5Star Science & Technology Fund Class C                       0.25%
  AFBA 5Star Small Cap Fund Class C                                  0.25%
  AFBA 5Star USA Global Fund Class C                                 0.25%
  AFBA 5Star Mid Cap Fund Class C                                    0.25%

  AFBA 5Star Balanced Fund Class R                                   0.15%
  AFBA 5Star Large Cap Fund Class R                                  0.15%
  AFBA 5Star High Yield Fund Class R                                 0.15%
  AFBA 5Star Science & Technology Fund Class R                       0.15%
  AFBA 5Star Small Cap Fund Class R                                  0.15%
  AFBA 5Star USA Global Fund Class R                                 0.15%
  AFBA 5Star Mid Cap Fund Class R                                    0.15%

As amended on: October 28, 2003